Exhibit 99.1

Nabors Energy Transition Corp. Announces Stockholder Approval of Extension of Deadline to Complete Initial Business Combination

HOUSTON, May 11, 2023 /PRNewswire/ -- Nabors Energy Transition Corp. (“NETC” or the “Company”) (NYSE: NETC) announced today that its stockholders approved an extension of the date by which it has to consummate its initial business combination, allowing the Company’s board of directors, without another stockholder vote, to extend such date up to seven times for an additional one month each time (but in no event to a date later than 25 months from the closing of NETC’s initial public offering) (each such month, a “Monthly Extension Period”) by depositing $295,519.23 for each Monthly Extension Period into the Company’s trust account for its public stockholders. The Monthly Extension Periods will provide the Company with additional time to complete its previously announced initial business combination (the “Business Combination”) with Vast Solar Pty Ltd (“Vast”).

About Nabors Energy Transition Corp.

NETC is a blank check company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company focused its search for a target business on companies that identify solutions, opportunities or technologies that focus on advancing the energy transition; specifically, companies that facilitate, improve or complement the reduction of carbon or greenhouse gas emissions while satisfying growing energy consumption across markets globally.

Important Information for Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed Business Combination, Vast filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 (the “Registration Statement”), which included (i) a preliminary prospectus of Vast relating to the offer of securities to be issued in connection with the proposed Business Combination and (ii) a preliminary proxy statement of the Company to be distributed to the holders of the Company’s capital stock in connection with the Company’s solicitation of proxies for a vote by the Company’s stockholders with respect to the proposed Business Combination and other matters described in the Registration Statement. NETC and Vast also plan to file other documents with the SEC regarding the proposed Business Combination. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND VAST ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Investors and security holders can obtain free copies of the proxy statement/prospectus and other documents containing important information about the Company and Vast once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from NETC’s website at www.nabors-etcorp.com or by written request to NETC at 515 West Greens Road, Suite 1200, Houston, TX 77067.

Participants in the Solicitation

NETC, Nabors Industries Ltd., Vast and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Business Combination. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the proposed Business Combination, the Company’s and Vast’s ability to consummate the transaction, the benefits of the transaction and the Company’s and Vast’s future financial performance following the transaction, as well as the Company’s and Vast’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company and Vast management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company and Vast disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company and Vast caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company and Vast. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the proposed transactions or to satisfy the conditions to the closing of the proposed transactions, including satisfaction of the minimum proceeds condition and the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the stockholders of the Company for the proposed transactions is not obtained; the failure to realize the anticipated benefits of the proposed transactions, including as a result of a delay in consummating the proposed transaction or difficulty in, or costs associated with, integrating the businesses of the Company and Vast; the amount of redemption requests made by the Company’s stockholders; the outcome of any legal proceedings that may be instituted against the Company or Vast following announcement of the transaction; the occurrence of events that may give rise to a right of one or both of the Company and Vast to terminate the definitive agreements related to the proposed Business Combination; difficulties or delays in the development of Vast’s concentrated solar power facilities; the risks related to the rollout of Vast’s business and the timing of expected business milestones; potential benefits and commercial attractiveness to its customers of Vast’s products; the potential success of Vast’s marketing and expansion strategies; and the effects of competition on Vast’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in the Registration Statement and the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2023, and any subsequently filed Quarterly Reports on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

William C. Conroy

+1 281-775-2423

william.conroy@nabors-etcorp.com